UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2024

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4801	06-0247840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street Bristol, Connecticut 06010
(Address of Principal Executive Offices) (Zip Code)

(860) 583-7070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 6, 2024, Barnes Group Inc. (the “Company” or “Barnes”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Goat Holdco, LLC, a Delaware limited liability company (“Parent”), and Goat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  Parent and Merger Sub are affiliates of funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”).

The Merger Agreement provides that, among other things, and on the terms and subject to the conditions of the Merger Agreement, (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and (b) at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company, par value $0.01 per share (each such share, a “Common Share” and, collectively, the “Common Shares”) (other than (i) Common Shares issued and outstanding immediately prior to the Effective Time that are owned or held in treasury by the Company and Common Shares issued and outstanding immediately prior to the Effective Time that are owned or held by (A) any wholly owned subsidiary of the Company or (B) Parent or any of its wholly owned subsidiaries (including Merger Sub) and (ii) Common Shares issued and outstanding immediately prior to the Effective Time that are held by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect to such Common Shares in accordance with, and who have complied with, Section 262 of the General Corporation Law of the State of Delaware and have not failed to perfect, effectively withdrawn or lost their right to appraisal and payment under Delaware law with respect to such Common Shares), will be automatically converted into the right to receive $47.50 in cash (the “Merger Consideration”), without interest.

The Board of Directors of the Company (the “Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby and has resolved to recommend that the Company’s stockholders approve the adoption of the Merger Agreement. The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholder meeting that will be held on a date, and at a time and place, to be announced when finalized.

The Merger Agreement provides that, following the Effective Time, the Common Shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

Treatment of Company Equity Awards

At the Effective Time, on the terms and subject to the conditions of the Merger Agreement, each then-outstanding Company stock option award (“Company Option”), time-based restricted stock unit award (a “Company RSU Award”) (other than Company RSU Awards granted after the date of the Merger Agreement), deferred stock unit award and performance-based restricted stock unit award (a “Company PSU Award”), will be cancelled in exchange for the Merger Consideration (less the applicable exercise price in the case of Company Options) in respect of the number of Common Shares subject to such award (with any Company Option with an exercise price per share equal to or greater than the Merger Consideration cancelled without any payment being made in respect thereof). The number of Common Shares subject to each Company PSU Award shall be determined by deeming the applicable performance goals to be achieved at the greater of the target level of performance and the actual level of performance as of the Effective Time. Company RSU Awards granted on or after the date of the Merger Agreement (other than any such awards granted to non-employee members of the Board) will vest on a pro-rata basis upon the Effective Time (with any unvested portion forfeited) and be cancelled in exchange for the Merger Consideration for each underlying Common Share.

Conditions to Closing

The Closing (as defined in the Merger Agreement) is subject to the fulfillment or waiver of certain customary mutual closing conditions, including: (a) the adoption of the Merger Agreement by holders of a majority of the outstanding Common Shares (the “Company Stockholder Approval”), (b) the absence of any injunction by any court or other tribunal of competent jurisdiction, or adoption of any law, that prohibits or makes the consummation of the Merger illegal, and (c) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, European Union approval under the EC Council Regulation No 139/2004, and the receipt of certain other regulatory approvals. The obligation of each party to consummate the Merger is also conditioned upon certain unilateral closing conditions, including the other party’s representations and warranties being accurate (subject to certain customary materiality exceptions) and the other party having performed and complied with its covenants in the Merger Agreement in all material respects.  The obligation of Parent to consummate the Merger is additionally conditioned upon the absence of a material adverse effect on the Company since the execution of the Merger Agreement that is continuing. The availability of Parent’s financing is not a condition to the consummation of the Merger. The transaction is expected to close before the end of the first quarter of 2025.

No-Shop

Under the Merger Agreement, the Company has agreed to certain “no-shop” restrictions which require the Company not to, and to cause its affiliates and representatives not to, among other things, (a) solicit, initiate, seek or knowingly encourage or facilitate any proposals that would reasonably be expected to lead to an alternative acquisition proposal, offer or inquiry or otherwise participate or engage in any discussions or negotiations regarding an alternative acquisition proposal or (b) furnish any nonpublic information or provide access to properties, books and records or any non-public information relating to the Company or its subsidiaries to induce or facilitate the making of an alternative acquisition proposal. The Company may, however, prior to obtaining the Company Stockholder Approval (as defined in the Merger Agreement), engage in discussions or negotiations and provide non-public information to a third party which has made a bona fide, written alternative acquisition proposal that did not result from a material breach of the Company’s “no-shop” restrictions and that the Board determines in good faith after consultation with its outside legal and financial advisors that constitutes or would reasonably be expected to lead to or result in a Superior Proposal (as defined in the Merger Agreement) and a failure to take such actions would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law.

Prior to obtaining the Company Stockholder Approval, the Board may, in certain circumstances, effect a Change of Recommendation (as defined in the Merger Agreement) and/or terminate the Merger Agreement to enter into a Superior Proposal, subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including paying a termination fee to Parent in specified circumstances, as described below.

Termination and Fees

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (a) subject to certain limitations, if the consummation of the Merger does not occur on or before April 7, 2025 (subject to (x) an automatic extension to July 7, 2025, if on such date all of the closing conditions, except those relating to regulatory approvals have been satisfied or waived, and (y) extension in certain circumstances wherein the Marketing Period (as defined in the Merger Agreement) for Parent’s debt financing has commenced but has not yet been completed by such date), and (b) if the Company Stockholder Approval is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval. In addition, subject to certain conditions, the Merger Agreement may be terminated (i) by Parent if the Board effects a Change of Recommendation or (ii) by the Company if the Company terminates the Merger Agreement to enter into a definitive contract with respect to a Superior Proposal. The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $85 million in cash upon termination of the Merger Agreement under specified circumstances, including, among others, the Board effecting a Change of Recommendation or the termination of the Merger Agreement by the Company to enter into a definitive contract with respect to a Superior Proposal.

The Merger Agreement also provides that a reverse termination fee of $168.5 million in cash will be payable by Parent to the Company under specified circumstances, including, among others, if (i) Parent fails to timely consummate the Merger following the completion of the Marketing Period after the satisfaction or waiver of certain closing conditions and the Company stands ready to consummate the Closing or (ii) Parent breaches its representations, warranties, covenants or agreements under the Merger Agreement such that there is a failure of certain conditions to the Merger that is not timely cured.

The Merger Agreement also provides that, in certain circumstances, either party may seek to compel the other party to specifically perform its obligations under the Merger Agreement (including, subject to the terms and conditions of the Merger Agreement and the equity commitment letter, to force Parent to enforce the equity commitment letter and to consummate the Merger).

Financing

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses.

Affiliates of funds managed by affiliates of Apollo (collectively, the “Investors”), have severally committed to capitalize Parent at the Closing with an aggregate equity contribution equal to approximately $1.8 billion on the terms and subject to the conditions set forth in the signed equity commitment letter.

Certain financial institutions have severally committed to provide Parent with a senior secured term loan in an aggregate principal amount of up to $2.1 billion, on the terms set forth in the related debt commitment letter. The obligations of the lenders and the Investors, as applicable, to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Limited Guarantee

Concurrently with the execution of the Merger Agreement, the Investors entered into a limited guarantee with the Company pursuant to which they agreed to severally guarantee certain obligations of Parent and Merger Sub under the Merger Agreement, including payment of the reverse termination fee, damages payable by Parent for fraud or willful breach of the Merger Agreement and certain other reimbursement obligations and expenses under the Merger Agreement, in each case subject to the terms and conditions set forth in the Merger Agreement and the limited guarantee.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) use reasonable best efforts to conduct its business in the ordinary course in all material respects, (ii) use commercially reasonable efforts to preserve intact its business organization and maintain existing relations with key governmental entities and third parties, and (iii) refrain from taking certain actions without Parent’s consent during the period between the date of the Merger Agreement and the Closing, subject to negotiated exceptions, and the Company has agreed to suspend payment of its quarterly dividend, effective immediately.  The parties have agreed to use reasonable best efforts to take all actions necessary, proper or advisable to consummate the Merger as promptly as practicable, including cooperating to obtain the regulatory approvals necessary to complete the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent, Merger Sub or their respective affiliates and the transaction contemplated by the Merger Agreement that will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 8.01	Other Events.

On October 7, 2024, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of October 6, 2024, by and among Goat Holdco, LLC, Goat Merger Sub, Inc. and Barnes Group Inc.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Additional Information About the Proposed Transaction and Where to Find It

This communication relates to the proposed transaction involving Barnes.  In connection with the proposed transaction, Barnes will file relevant materials with the SEC, including Barnes’ proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that Barnes may file with the SEC or send to its shareholders in connection with the proposed transaction.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF BARNES ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting Barnes’ investor relations website, https://ir.onebarnes.com/home/default.aspx.

Participants in the Solicitation of Proxies

Barnes and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Barnes’ directors and executive officers is available in Barnes’ proxy statement for the 2024 annual meeting of stockholders, which was filed with the SEC on March 29, 2024 (the “Annual Meeting Proxy Statement”). Please refer to the sections captioned “Director Compensation,” “Executive Compensation,” and “Stock Ownership” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in Barnes’ securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC:  Form 4, filed by Elijah Kent Barnes on May 6, 2024; Form 4, filed by Jakki L. Haussler on May 6, 2024; Form 4, filed Richard J. Hipple on May 6, 2024; Form 4, filed by Daphne E. Jones on May 6, 2024; Form 4, filed by Neal J. Keating on May 6, 2024; Form 4, filed by Hans-Peter Männer on May 6, 2024; Form 4, filed by Anthony V. Nicolosi on May 6, 2024; Form 4, filed by JoAnna Sohovich on May 6, 2024; Form 4, filed by Adam J. Katz on May 6, 2024; Form 4, filed by Julie K. Streich on July 22, 2024; Form 4, filed by Dawn N. Edwards on July 22, 2024; Form 4, filed by Marian Acker on July 22, 2024; Form 4, filed by Elijah Kent Barnes on August 5, 2024; Form 4, filed by Marian Acker on August 13, 2024; Form 4, filed by Dawn N. Edwards on August 13, 2024; Form 4, filed by Thomas J. Hook on August 13, 2024; Form 4, filed by Jay B. Knoll on August 13, 2024; Form 4, filed by Ian M. Reason on August 13, 2024; Form 4, filed by Julie K. Streich on August 13, 2024; and Form 3, filed by Troy W. Ingianni on September 20, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements and Information

The information covered by this proxy statement may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our ESG goals, commitments, and strategies. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. In addition, we have based some of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Such factors, risks and uncertainties include:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction or extend the anticipated timetable for completion of the proposed transaction; (2) the failure to obtain approval of the proposed transaction from the Company’s shareholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of the Company to meet expectations regarding the timing and completion of the transaction; (7) the impacts resulting from the conflict in Ukraine, the Middle East or any other geopolitical tensions; and (8) the impacts of the any pandemics, epidemics or infectious disease outbreaks.

For additional information and detailed discussion of these risks, uncertainties, and other potential factors that could affect our business and performance and cause actual results or outcomes to differ materially from the results, performance or achievements addressed in our forward-looking statements is included in our other filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update its forward-looking statements, which speak as of their respective dates, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2024	BARNES GROUP INC.

	By:	/s/ Jay B. Knoll
		Name:	Jay B. Knoll
		Title:	Senior Vice President, General Counsel